SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 25, 2011

DAVE & BUSTERS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-15007	43-1532756

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2481 Manana Drive
Dallas, TX 75220

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On February 25, 2011, the Company issued a press release to announce that its indirect parent company, Dave & Buster’s Parent, Inc. (“Parent”), completed its offering of approximately $180.8 million aggregate principal amount at maturity of 12.25% Senior Discount Notes due 2016 generating gross proceeds of approximately $100 million. Parent intends to use all of the net proceeds of the offering to pay a dividend to, or repurchase a portion of Parent’s common stock owned by, its stockholders and to pay related fees and expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Exhibits

(d)           Exhibits

Exhibit	Description
99.1	Press release dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: February 28, 2011	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary